As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-5308248
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

275 Wyman Street, 3rd Floor

Waltham, MA 02451

(617) 945-5576

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Andrew Robbins

President and Chief Executive Officer

Cogent Biosciences, Inc.

275 Wyman Street, 3rd Floor

Waltham, MA 02451

(617) 945-5576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Branden C. Berns

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, California 94111

(415) 393-8200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2024

PROSPECTUS

Cogent Biosciences, Inc.

31,172,997 Shares of Common Stock

Offered by the Selling Stockholders

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis up to (i) 15,592,997 shares (the “Common Shares”) of common stock, par value $0.001 per share (“Common Stock”), and (ii) 15,580,000 shares of Common Stock, issuable upon the conversion of 15,580 shares (the “Preferred Shares”) of Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) of Cogent Biosciences, Inc. (“Cogent,” “we,” “our” or the “Company”), a Delaware corporation. Subject to receiving the requisite stockholder approval and certain beneficial ownership limitations set by each holder of Preferred Shares, as described in our certificate of designations of preferences, rights and limitations of Series B Non-Voting Convertible Preferred Stock (as amended, the “Series B Certificate of Designations”), each Preferred Share is convertible into 1,000 shares of Common Stock. The Common Shares and Preferred Shares were issued to the Selling Stockholders in a private placement (the “February 2024 PIPE”) that closed on February 16, 2024, and in an exchange of Common Stock for Series B Preferred Stock (the “March 2024 Exchange”) with certain of the Selling Stockholders that closed on March 25, 2024. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.”

We are registering the Resale Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated February 13, 2024 (the “Registration Rights Agreement”). We are not offering or selling any Resale Shares under this prospectus, and we will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Resale Shares. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus in a number of different ways and at varying prices, and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell the Resale Shares in the section entitled “Plan of Distribution.” Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Resale Shares will be borne by the Selling Stockholder. We will pay certain fees and expenses (other than discounts, concessions, commissions and similar selling expenses) incident to the registration of the Resale Shares with the U.S. Securities and Exchange Commission (the “SEC”).

You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “COGT.” The last reported sale price of our Common Stock on The Nasdaq Global Select Market on March 28, 2024 was $6.72 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of Common Stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell our shares of Common Stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement together with the additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representation other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, we use the terms “Cogent,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Cogent Biosciences, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiaries.

This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the “Risk Factors” section and elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•	the stockholders approval of an increase in the authorized shares of Common Stock required for the conversion of outstanding Series B Preferred Stock;

•

the potential impacts of raising additional capital, including dilution to our existing stockholders, restrictions on our operations or requirements that we relinquish rights to our technologies or product candidates;

•	the success, cost, and duration of our product development activities and clinical trials, including the enrollment rates in our clinical trials;

•	the timing of our planned regulatory submissions to the U.S. Food and Drug Administration for our bezuclastinib product candidate and any other product candidates we may develop;

•

our ability to obtain and maintain regulatory approval for our bezuclastinib product candidate and any other product candidates we may develop, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	the potential for our identified research priorities to advance our bezuclastinib product candidate or for our teams to discover and develop additional product candidates;

•

the ability to license additional intellectual property rights relating to our bezuclastinib product candidate or future product candidates from third-parties and to comply with our existing or future license agreements and/or collaboration agreements;

•	our ability to commercialize our bezuclastinib product candidate and future product candidates in light of the intellectual property rights of others;

•	our ability to obtain funding for our operations, including funding necessary to complete further discovery, development and commercialization of our existing and future product candidates;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the commercialization of our product candidates, if approved;

•	our ability to attract collaborators with development, regulatory, and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States (the “U.S.”) and foreign countries;

•

the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, banking institution instability and the prospect of a shutdown of the U.S. federal government;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the development and success of competing therapies that are or may be under development in clinical trials or become available commercially;

•	our ability to attract and retain key scientific and management personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our use of the proceeds from our private placements, sales of our preferred stock and public offerings of our common stock from time to time;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our bezuclastinib product candidate and future product candidates; and

•	business interruptions resulting from public health crises, which could cause a disruption to the development of our product candidates and adversely impact our business.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus. The forward-looking statements contained in this prospectus are made as of the date of hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference herein, before making an investment decision.

Company Overview

We are a biotechnology company focused on developing precision therapies for genetically defined diseases. Our approach is to design rational precision therapies that treat the underlying cause of disease and improve the lives of patients. Our most advanced program is bezuclastinib, also known as CGT9486, a highly selective tyrosine kinase inhibitor designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. In the vast majority of cases, KIT D816V is responsible for driving Systemic Mastocytosis (“SM”), a serious and rare disease caused by unchecked proliferation of mast cells. Exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors (“GIST”), a type of cancer with strong dependence on oncogenic KIT signaling. Bezuclastinib is a highly selective and potent KIT inhibitor with the potential to provide a new treatment option for these patient populations. In addition to bezuclastinib, the Cogent Research Team is developing a portfolio of novel targeted therapies to help patients fighting serious, genetically driven diseases initially targeting mutations in FGFR2, ErbB2 and PI3Kα.

We have assembled a management team with extensive experience in the research, development, manufacturing and commercialization of pharmaceutical products, specifically including numerous successful precision medicines for genetically defined diseases. With the support of our board of directors and their expertise, we believe that the Company is well positioned to develop and commercialize novel precision medicines. Beginning with bezuclastinib, our mission is to develop and commercialize pharmaceutical products that improve the lives of patients fighting rare, genetically driven diseases.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

Corporate Information

We were incorporated under the laws of the State of Delaware in March 2014 under the name Unum Therapeutics Inc. On April 3, 2018, we completed our initial public offering of our Common Stock under the ticker “UMRX.” On October 2, 2020, we filed an amendment to our certificate of incorporation to change our name to Cogent Biosciences, Inc. The name change became effective on October 6, 2020. In connection with the name change, our common stock began trading under the ticker symbol “COGT.”

Our principal executive office is located at 275 Wyman Street, 3rd Floor, Waltham, Massachusetts, and our telephone number is (617) 945-5576. Our corporate website address is www.cogentbio.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. The information contained on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or any accompanying prospectus supplement in deciding whether to purchase our shares of common stock.

Private Placement of Shares of Common Stock and Series B Preferred Stock

On February 13, 2024, we entered into a Securities Purchase Agreement with the Selling Stockholders (the “February 2024 SPA”) in connection with the February 2024 PIPE. Pursuant to the February 2024 SPA, we have agreed to submit to our stockholders the approval of an increase in the authorized shares of Common Stock (the “Requisite Stockholder Approval”) at our 2024 annual meeting of stockholders. The sale of the Common Shares and Preferred Shares in connection with the February 2024 PIPE was not registered under the Securities Act, and such sale was intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Also on February 13, 2024, we entered into the Registration Rights Agreement with the Selling Stockholders, which provides that we will register the resale of the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. This registration statement is being filed in order to satisfy our obligation under the Registration Rights Agreement to file a registration statement with the SEC no later than 45 days following the February 16, 2024 closing date of the February 2024 PIPE. We will use our commercially reasonable efforts to have the registration statement declared effective in accordance with the terms of the Registration Rights Agreement and expect to incur specified penalties if timely effectiveness is not achieved.

On March 21, 2024, we entered into an exchange agreement with certain of the Selling Stockholders (the “March 2024 Exchange Agreement”) in connection with the March 2024 Exchange, pursuant to which such Selling Stockholders exchanged an aggregate of 8,300,000 shares of Common Stock for an aggregate of 8,300 shares of the Series B Preferred Stock. Of the shares of Common Stock exchanged for Series B Preferred Stock in the March 2024 Exchange, 2,125,000 shares were issued in the February 2024 PIPE. The Series B Preferred Stock issued in connection with the March 2024 Exchange was issued without registration under the Securities Act in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus covers the possible resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 31,172,997 shares of our Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

On February 13, 2024, we entered into the February 2024 SPA, pursuant to which we sold an aggregate of 17,717,997 shares of our Common Stock and 12,280 shares of our Series B Preferred Stock, each of which is convertible into 1,000 shares of Common Stock pursuant to the Series B Certificate of Designations, at an aggregate purchase price of approximately $225 million. On February 13, 2024, we entered into the Registration Rights Agreement, pursuant to which, among other things, we have provided the Selling Stockholders with certain registration rights and agreed to pay certain expenses and indemnify them from certain liabilities in connection with this offering. For more information, see our Current Report on Form 8-K filed with the SEC on February 14, 2024, which is incorporated by reference herein.

On March 21, 2024, we entered into the March 2024 Exchange Agreement, pursuant to which certain Selling Stockholders exchanged an aggregate of 8,300,000 shares of Common Stock for an aggregate of 8,300 shares of the Series B Preferred Stock, each of which is convertible into 1,000 shares of Common Stock pursuant to the Series B Certificate of Designations. Of the shares of Common Stock exchanged for Series B Preferred Stock in the March 2024 Exchange, 2,125,000 shares were issued in the February 2024 PIPE. For more information, see our Current Report on Form 8-K filed with the SEC on March 22, 2024, which is incorporated by reference herein.

Throughout this prospectus, when we refer to the “Selling Stockholders,” we are referring to the purchasers under the February 2024 SPA, a subset of which exchanged shares of Common Stock for Series B Preferred Stock pursuant to the March 2024 Exchange Agreement.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares issued upon conversion of Series B Preferred Stock may only be offered after such shares of Series B Preferred Stock are converted to Common Stock subject to the terms of our Series B Certificate of Designations and contingent upon us obtaining the Requisite Stockholder Approval.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock, as of March 19, 2024, as adjusted to give effect to the March 2024 Exchange as if it had occurred on March 19, 2024. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column reflects the number and percentage of shares of Common Stock beneficially owned by each Selling Stockholder, assuming the sale of all of the Resale Shares offered by the Selling Stockholders pursuant to this prospectus.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Common Shares and Preferred Shares in connection with the February 2024 PIPE and the March 2024 Exchange. The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 95,613,396 shares of Common Stock outstanding, which is the number of shares of Common Stock outstanding as of March 19, 2024 as adjusted to give effect to the March 2024 Exchange as if it had occurred on March 19, 2024, and, for each Selling Stockholder, assumes the conversion of only the Series B Preferred Stock owned by such Selling Stockholder but not the Series B Preferred Stock owned by any other Selling Stockholder.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering (2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering (2)(3)
			Number	Percentage (%)
Entities associated with Fairmount Funds Management (4)	23,079,141	2,666,666	20,412,475	17.9
Commodore Capital Master LP (5)	11,575,837	5,175,000	6,400,837	6.3
Point72 Associates, LLC (6)	11,029,148	1,000,000	10,029,148	9.9
Entities associated with Kynam (7)	8,858,139	666,000	8,192,139	8.5
Entities associated with Venrock Healthcare Capital Partners (8)	7,446,917	1,000,000	6,446,917	6.6
TCG Crossover Fund I, L.P. (9)	6,964,375	1,333,333	5,631,042	5.8
Entities affiliated with Redmile Group, LLC (10)	5,755,227	3,000,000	2,755,227	2.8
Janus Henderson Biotech Innovation Master Fund Limited (11)	2,748,387	1,666,666	1,081,721	1.1
Fidelity Select Portfolios: Biotechnology Portfolio (12)	2,247,694	2,247,694	—	*
Deerfield Partners, L.P. (13)	2,089,345	1,000,000	1,089,345	1.1
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (12)	2,015,200	816,600	1,198,600	1.3
Entities associated with Suvretta Capital (14)	1,750,000	666,000	1,084,000	1.1
Adage Capital Partners LP (15)	1,433,333	1,333,333	100,000	*
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund (12)	1,389,993	1,389,993	—	*
Perceptive Life Sciences Master Fund, Ltd. (16)	1,333,333	1,333,333	—	*
Woodline Master Fund LP (17)	1,000,000	1,000,000	—	*
Entities associated with Avidity (18)	1,000,000	1,000,000	—	*
Entities associated with Farallon Capital Management, L.L.C. (19)	1,016,800	1,000,000	16,800	*
Entities associated with Franklin Biotechnology (20)	1,000,000	1,000,000	—	*
Entities associated with SilverArc (21)	777,234	333,333	443,901	*
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund (12)	721,990	721,990	—	*
Deep Track Biotechnology Master Fund, Ltd. (22)	666,000	666,000	—	*
Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund (12)	452,072	129,072	323,000	*
Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund (12)	96,384	27,984	68,400	*

*	Less than 1%

(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock. Unless an address is provided below, the address for the holder is 275 Wyman Street, 3rd Floor, Waltham MA 02451.

(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts (x) assume the sale of all Common Stock that may be offered pursuant to this prospectus and (y) do not take into account certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock (i) prior to the Requisite

Stockholder Approval at the 2024 annual meeting of stockholders, or (ii) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (established by the holder between 0.00% and 19.99%) (the “Beneficial Ownership Limitation”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.
(3)

Assumes that all the shares of Common Stock of the Selling Stockholders covered by this prospectus are sold and that the Selling Stockholders do not acquire any additional shares of Common Stock before the completion of this Offering. However, as each Selling Stockholder can offer all, some or none of its Common Stock, no definitive estimate can be given as to the number of shares of Common Stock that any Selling Stockholder will ultimately offer or sell under this prospectus.

(4)

Consists of (i) 4,438,79 shares of Common Stock held by Fairmount Healthcare Fund II LP (“Fund II”), (ii) 286,851 shares of Common Stock held by Fairmount Healthcare Fund LP (“Fund I”). (iii) 13,875,000 shares of Common Stock issuable upon conversion of 55,500 shares of Series A Preferred Stock held by Fund II, (iv) 2,978,500 of Common Stock issuable upon conversion of 11,914 shares of Series A Preferred Stock held by Fund I, and (v) 1,500,000 shares of Common Stock issuable upon conversion of 1,500 shares of Series B Preferred Stock held by Fund II. Fairmount Healthcare Fund II GP LLC (“Fairmount GP II”) is the general partner Fund II. Fairmount Healthcare Fund GP LLC (“Fairmount GP”) is the general partner of Fund I. Fairmount Funds Management, as the investment manager, along with Fairmount GP and Fairmount GP II, as the general partner, respectively, exercise voting and investment power over Fund I and Fund II. Fairmount Funds Management has voting and dispositive power over the Common Stock held by the Fairmount entities, which is deemed shared with Fairmount GP and Fairmount GP II. As managing members of Fairmount Funds Management, Fairmount GP and Fairmount GP II, Peter Harwin and Tomas Kiselak may be deemed beneficial owners of any securities beneficially owned by Fairmount Funds Management. Fairmount Funds Management, Fairmount GP, Fairmount GP II, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of such shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock except to the extent of their pecuniary interest therein. The principal business address for these persons and entities is 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Fund II are subject to a Beneficial Ownership Limitation of 19.9%. The shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock are subject to a Beneficial Ownership Limitation of 19.99%.

(5)

Consists of (i) 5,794,777 shares of Common Stock held by Commodore Capital Master LP (“Commodore Capital”), (ii) 5,175,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Commodore Capital, and (iii) 606,060 shares of Common Stock issuable upon the exercise of pre-funded warrants held by Commodore Capital, the exercise of which is subject to a beneficial ownership limitation of 9.9%. Commodore Capital LP is the investment manager to Commodore Capital and may be deemed to beneficially own the shares held by Commodore Capital. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. The principal business address of Commodore Capital LP and Commodore Capital is 444 Madison Avenue, 35th Floor, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Commodore Capital are subject to a Beneficial Ownership Limitation of 9.99%.

(6)

Consists of 11,029,148 shares of Common Stock, including 6,000,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held by Point72 Associates, LLC (“Point72 Associates”), of which, 1,000,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held by Point72 Associates are being offered pursuant to this prospectus. Pursuant to an investment management agreement, Point72 Asset Management, L.P. (“Point72 Asset Management”) maintains investment and voting power with respect to the shares held by Point72 Associates and therefore may be deemed to share beneficial ownership of such shares. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of which Point72 Asset Management may be deemed to share beneficial ownership. Steven A. Cohen, or Mr. Cohen, is the sole member of Point72 Capital Advisors and may be deemed to share beneficial ownership of the shares of which Point72 Capital Advisors may be deemed to share beneficial ownership. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Associates. The principal business address of Point72 Associates is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Point72 Associates are subject to a Beneficial Ownership Limitation of 9.9%.
(7)

Consists of (i) 7,377,116 shares of Common Stock held by Kynam Global Healthcare Master Fund, LP (“Kynam”), (ii) 305,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Kynam, (iii) 712,473 shares of Common Stock held by Crestline Summit Master, SPC - Peak SP (“Crestline PEAK”), (iv) 29,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Crestline PEAK, (v) 418,550 shares of Common Stock held by Crestline Summit Master, SPC - Crestline Summit APEX SP (“Crestline APEX”), and (vi) 16,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Crestline APEX. Yue Tang as the managing member of Kynam has the power to vote and dispose of the securities held by Kynam. The principal business address of these Kynam entities and persons is 221 Elm Rd., Princeton NJ, 08540. Melinda Lilly as the managing director of Crestline PEAK and Crestline APEX has the power to vote and dispose of the securities held by these Crestline entities. The principal business address of these Crestline entities and persons is 201 Main Street 1100, Fort Worth, TX 76102. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Kynam, Crestline PEAK and Crestline APEX are each subject to a Beneficial Ownership Limitation of 9.9%.

(8)

Consists of (i) 1,952,057 shares of Common Stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCPEG”), (ii) 394,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by VHCPEG, (iii) 2,056,591 shares of Common Stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP3”), (iv) 146,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by VHCP3, (v) 1,007,750 shares of Common Stock issued upon the conversion of Series A Preferred Stock held by VHCP3, (vi) 205,807 shares of Common Stock held by VHCP Co-Investment Holdings III, LLC (“VHCPCo3”), (vii) 100,500 shares of Common Stock issued upon the conversion of Series A Preferred Stock held by VHCPCo3, (viii) 15,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by VHCPCo3, (ix) 650,793 shares of Common Stock held by Venrock Healthcare Capital Partners II, L.P. (“VHCP2”), (x) 466,000 shares of Common Stock issued upon the conversion of Series A Preferred Stock held by VHCP2, (xi) 263,919 shares of Common Stock held by VHCP Co-Investment Holdings II, LLC (“VHCPCo2”), and (xii) 188,500 shares of Common Stock issued upon the conversion of Series A Preferred Stock VHCPCo2. VHCP Management III, LLC (“VHCPM3”) is the sole general partner of VHCP3 and the sole manager of VHCPCo3. VHCP Management II, LLC (“VHCPM2”) is the sole general partner of VHCP2 and the sole manager of VHCPCo2. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCPEG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM2, VHCPM3 and VHCPM EG. The principal business address of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock and Series A Preferred Stock held by the preceding persons and entities are subject to a Beneficial Ownership Limitation of 9.9%.

(9)

Consists of (i) 6,214,375 shares of Common Stock held by TCG Crossover Fund I, L.P. (“TCG Fund”) and (ii) 750,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by TCG Fund. TCG Crossover GP I, LLC is the general partner of TCG Fund and Chen Yu is the sole managing member of TCG Crossover GP I, LLC and holds voting and dispositive power with respect to these securities. The principal business address of these persons and entities is 705 High Street, Palo Alto, CA 94301. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by TCG Fund are subject to a Beneficial Ownership Limitation of 9.9%.

(10)

Consists of 4,105,227 shares of Common Stock and 1,650,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held by Redmile Group, LLC (“Redmile”), including the Redmile Funds (defined below). Securities that may be offered by Redmile Funds pursuant to this prospectus consists of (i) 285,059 shares of Common Stock and 348,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Redmile Capital Fund, LP, (ii) 280,412 shares of Common

Stock and 343,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Redmile Capital Offshore Master Fund, Ltd., (iii) 383,839 shares of Common Stock and 470,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Redmile Strategic Long Only Trading Sub, Ltd., (iv) 170,823 shares of Common Stock and 208,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Redmile Strategic Trading Sub, Ltd., (v) 190,841 shares of Common Stock and 233,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Redmile Capital Offshore II Master Fund, Ltd. (Strategic Sleeve) and (vi) 39,026 shares of Common Stock and 48,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held directly by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC (the funds named in (i) to (vi) above, collectively, the “Redmile Funds”). Redmile is the investment manager/adviser to the Redmile Funds and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these securities. Redmile and Mr. Green each disclaim beneficial ownership of these securities, except to the extent of its or his pecuniary interest in such securities, if any. The principal business address of these persons and entities is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA 94129. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Redmile Funds are subject to a Beneficial Ownership Limitation of 9.99%.
(11)

Consists of (i) 2,732,270 shares of Common Stock held by Janus Henderson Biotech Innovation Master Fund Limited (the “Fund”) and (ii) 16,117 shares of Common Stock held by other funds affiliated with Janus Henderson Investors US LLC (“Janus”). Janus, an investment adviser registered under the Investment Advisers Act of 1940, acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting or disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of common stock offered hereby. The principal business address of Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers of the Fund are Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(12)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of these persons and entities is 245 Summer Street, Boston, MA 02210.

(13)

Consists of (i) 1,534,345 shares of Common Stock held by Deerfield Partners, L.P. (“Deerfield”) and (ii) 555,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock held by Deerfield. The general partner of Deerfield is Deerfield Mgmt, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Mr. Flynn and these entities may be deemed to share voting and investment power over the shares held or beneficially owned by such person or entity. The address of Deerfield is 345 Park Avenue South, 11th Floor, New York, NY 10010. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Deerfield are subject to a Beneficial Ownership Limitation of 9.9%. Accordingly, notwithstanding the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Deerfield, Deerfield disclaims beneficial ownership of such shares issuable upon conversion to the extent that, upon such conversion, the number of shares beneficially owned by Deerfield would exceed the Beneficial Ownership Limitation of 9.9%.
(14)

Consists of (i) 1,243,574 shares of Common Stock held by Averill Master Fund, Ltd. (“Averill Master Fund”), (ii) 311,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Averill Master Fund, (iii) 156,426 shares of Common Stock held by Averill Madison Master Fund, Ltd. (“Averill Madison Fund” and, together with Averill Master Fund, the “Averill Funds”) and (iv) 39,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Averill Madison Fund. Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares. The principal business address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022. The principal business address of the Averill Funds is 540 Madison Avenue, 7th Floor, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. are each subject to a Beneficial Ownership Limitation of 9.99%.

(15)

Consists of (i) 683,333 shares of Common Stock held by Adage Capital Partners LP (“Adage”) and (ii) 750,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Adage. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, may be deemed the beneficial owner of the shares of common stock held by Adage Capital Partners L.P. The principal business address of Adage is 200 Clarendon Street, 52nd Floor, Boston, MA 02116. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Adage are subject to a Beneficial Ownership Limitation of 9.99%.

(16)

Consists of (i) 583,333 shares of Common Stock held by Perceptive Life Sciences Master Fund, Ltd (“Perceptive Fund”) and (ii) 750,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Perceptive Fund. Perceptive Advisors LLC is the investment manager to Perceptive Fund and may be deemed to beneficially own the securities directly held by Perceptive Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Fund. The principal business address of Perceptive Fund is 51 Astor Place, 10th Floor, New York, NY 10003. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Perceptive Fund are subject to a Beneficial Ownership Limitation of 9.9%.

(17)

Consists of (i) 445,000 shares of Common Stock held by Woodline Master Fund LP (“Woodline”) and (ii) 555,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Woodline. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Woodline are subject to a Beneficial Ownership Limitation of 9.9%.

(18)

Consists of (i) 189,750 shares of Common Stock held by Avidity Master Fund LP (“Avidity Master”), (ii) 255,250 shares of Common Stock held by Avidity Private Master Fund I LP (“Avidity Private”), (iii) 237,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Avidity Master, and (iv) 318,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Avidity Private. Avidity Master is a Cayman exempted limited partnership, and Avidity Private is a Cayman exempted limited partnership. Avidity Master and Avidity Private are collectively referred to as the Avidity Funds. The general partner of each of the Avidity Funds is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP is the investment manager of each of the Avidity Funds. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Each of the entities and individuals referenced in this paragraph may be deemed to beneficially own the shares held by the Avidity entities.

Certain affiliates of the Avidity entities, which are not Selling Stockholders, may also own shares. The principal business address of the Avidity entities is 2828 N. Harwood Street, Suite 1220, Dallas, TX 75201. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Avidity Master and Avidity Private are each subject to a Beneficial Ownership Limitation of 9.9%.
(19)

Consists of: (i) 39,116 shares of Common Stock held by Farallon Capital Partners, L.P. (“FCP”), (ii) 47,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCP, (iii) 27,695 shares of Common Stock held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iv) 33,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCIP, (v) 6,777 shares of Common Stock held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (vi) 8,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCIP II, (vii) 4,608 shares of Common Stock held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), (viii) 5,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCIP V, (ix) 84,897 shares of Common Stock held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (x) 101,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCOI II, (xi) 4,187 shares of Common Stock held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (xii) 5,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FCAMI, (xiii) 19,020 shares of Common Stock held by Farallon Capital F5 Master I, L.P. (“F5MI”), (xiv) 23,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by F5MI, (xv) 275,500 shares of Common Stock held by Farallon Healthcare Partners Master, L.P. (“FHPM” and, together with FCP, FCIP, FCIP II, FCIP V, FCOI II, FCAMI and F5MI, the “Farallon Funds”), and (xvi) 333,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by FHPM. Farallon Partners, L.LC. (the “Farallon General Partner”), as the general partner of each of FCP, FCIP, FCIP II, FCOI II and FCAMI, may be deemed a beneficial owner of the shares of Common Stock held by, and the shares of Common Stock acquirable upon the conversion of the Series B Preferred Stock held by, FCP, FCIP, FCIP II, FCOI II and FCAMI. Farallon Institutional (GP) V, L.L.C. (the “FCIP V General Partner”), as the general partner of FCIP V, may be deemed a beneficial owner of the shares of Common Stock held by, and the shares of Common Stock acquirable upon the conversion of the Series B Preferred Stock held by, FCIP V. Farallon F5 (GP), L.L.C. (the “F5MI General Partner”), as the general partner of F5MI, may be deemed a beneficial owner of the shares of Common Stock held by, and the shares of Common Stock acquirable upon the conversion of the Series B Preferred Stock held by, F5MI. Farallon Healthcare Partners (GP), L.L.C. (the “FHPM General Partner”), as the general partner of FHPM, may be deemed a beneficial owner of the shares of Common Stock held by, and the shares of Common Stock acquirable upon the conversion of the Series B Preferred Stock held by, FHPM. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a senior managing member or managing member, as the case may be, of the Farallon General Partner, and a manager or senior manager, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner, in each case with the power to exercise investment discretion, may be deemed a beneficial owner of all such shares of Common Stock held by, and all such shares of Common Stock acquirable upon the conversion of the Series B Preferred Stock held by, the Farallon Funds. Each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner, the FHPM General Partner, and the Farallon Managing Members hereby disclaims any beneficial ownership of any such shares. The principal business address of these persons and entities is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by each of the Farallon Funds are subject to a Beneficial Ownership Limitation of 9.99%.

(20)

Consists of (i) 659,552 shares of Common Stock held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (“Franklin Templeton”) and (ii) 340,448 shares of Common Stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund (“Franklin Strategic”). Evan McCulloch has voting and/or dispositive power over the holdings of Franklin Templeton and Franklin Strategic. Mr. McCulloch disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein. Franklin Advisers, Inc. is the investment adviser for each of Franklin Templeton and Franklin Strategic. The principal business address of these persons and entities is One Franklin Parkway, San Mateo, CA 94403. The principal business address of these persons and entities is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.
(21)

Consists of (i) 21,888 shares of Common Stock held by SilverArc Capital Alpha Fund I, L.P. (“SilverArc Fund I”), (ii) 6,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by SilverArc Fund I, (iii) 424,335 shares of Common Stock held by SilverArc Capital Alpha Fund II, L.P. (“SilverArc Fund II”), (iv) 129,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by SilverArc Fund II, (v) 151,011 shares of Common Stock held by Squarepoint Diversified Partners Fund Limited (“Squarepoint”), and (vi) 45,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Squarepoint. SilverArc Capital Management, LLC is the controlling entity of SilverArc Fund I, SilverArc Fund II and Squarepoint, and is solely owned by Devesh Gandhi, or Mr. Gandhi. Mr. Gandhi may be deemed to have shared voting and investment power of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The principal business address of these persons and entities is 20 Park Plaza, 4th Floor, Boston, MA 02116. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by SilverArc Fund I, SilverArc Fund II and Squarepoint are each subject to a Beneficial Ownership Limitation of 9.9%.

(22)

Consists of (i) 316,000 shares of Common Stock held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Biotech”) and (ii) 350,000 shares of Common Stock issued upon the conversion of Series B Preferred Stock held by Deep Track Biotech. Deep Track Capital, LP, or the Investment Manager serves as the investment manager to Deep Track Biotech and may be deemed to beneficially own such shares. Deep Track Capital GP, LLC, or the General Partner, is the General Partner of the Investment Manager. David Kroin, or Mr. Kroin, is the Chief Investment Officer of the Investment Manager and managing member of the General Partner and may be deemed to beneficially own such shares. Mr. Kroin may be considered a control person for the Investment Manager. The principal business address of the Investment Manager, the General Partner and Mr. Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830, and the principal business address for Deep Track Biotech is 190 Elgin Avenue, George Town, KY1-9001, Cayman Islands. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Deep Track Biotech are subject to a Beneficial Ownership Limitation of 9.99%.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), which are included as exhibits to our most recent Annual Report on Form 10-K, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 150,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), 1,000,000 of which are designated as Series A Preferred Stock and 20,580 of which are designated as Series B Preferred Stock and 8,979,420 of which shares of Preferred Stock are undesignated.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding Preferred Stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding Preferred Stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

All outstanding shares of common stock are validly issued, fully paid and nonassessable, and any issued shares of common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 8,979,420 additional shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our Preferred Stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive payments and payments upon our liquidation. In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series A Non-Voting Convertible Preferred Stock

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the common stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the certificate of designations of Series A Preferred Stock (“Series A Certificate of Designations”), (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase the number of authorized shares of Series A Preferred Stock, (e) prior to the stockholder approval of the Conversion Proposal (which stockholder approval has been received) or at any time while at least 40% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate a Fundamental Transaction (as defined in the Series A Certificate of Designations) or (f) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company, and are not be redeemable.

Each share of Series A Preferred Stock is convertible into shares of common stock at any time at the option of the holder thereof, into 250 shares of common stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (as established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Series B Non-Voting Convertible Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common stock basis, and in the same form as dividends actually paid on shares of the common stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of each of the holders of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, or (b) amend the Series B Certificate of Designation, our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following receipt of the Requisite Stockholder Approval, each share of Series B Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of the Delaware General Corporation Law and our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our Certificate of Incorporation and our Bylaws:

•	permit our board of directors to issue up to an additional 8,979,420 shares of Preferred Stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

•

provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66.67% of the voting power of all of our then outstanding Common Stock;

•	divide our board of directors into three classes;

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the chairperson of the board, our chief executive officer, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies); and

•

provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against the us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of Preferred Stock and designate any rights, preferences, and privileges thereto, would require the affirmative vote of the holders of at least 66.67% of the voting power of all of our then outstanding Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Exchange Listing

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “COGT.”

PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, through distributions in kind for no consideration, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act (“Rule 144”), as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Resale Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed Resale Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Resale Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Resale Shares to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities set forth in the Registration Rights Agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at www.cogentbio.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 14, 2024 and March 22, 2024; and

•

the description of our common stock contained in  Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 26, 2024, including any amendments or reports filed for the purpose of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Cogent Biosciences, Inc.

275 Wyman Street, 3rd Floor

Waltham, Massachusetts 02140

(617) 945-5576

We maintain a website at www.cogentbio.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. The Selling Stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee:

SEC registration fee	$27,239
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Printing and miscellaneous expenses	10,000

Total	$112,239

Item 15.	Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s Bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the registrant regarding which indemnification is sought. The indemnification provisions in the registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

The registrant currently carries general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-223414) filed on March 19, 2018)

3.2	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K (File No. 001-38443) filed on October 5, 2020)

3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K (File No. 001-38443) filed on October 5, 2020)

3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K (File No. 001-38443) filed on November 9, 2020)

3.5	Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K (File No. 001-38443) filed on July 6, 2020)

3.6	Certificate of Designations of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K (File No. 001-38443) filed on February 14, 2024)

3.7	Certificate of Amendment to the Certificate of Designations of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K (File No. 001-38443) filed on March 22, 2024)

4.1	Securities Purchase Agreement, dated February 13, 2024, by and among the registrant and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 001-38443) filed on February 13, 2024)

4.2	Registration Rights Agreement, dated February 13, 2024, by and among the registrant and the purchasers named therein (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K (File No. 001-38443) filed on February 14, 2024)

4.3	Form of Exchange Agreement, dated March 21, 2024 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 001-38443) filed on March 22, 2024)

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 29, 2024.

COGENT BIOSCIENCES, INC.

By:	/s/ Andrew Robbins
Andrew Robbins
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose individual signature appears below hereby authorizes and appoints Andrew Robbins and John Green and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Robbins Andrew Robbins	Chief Executive Officer, President and Director (Principal Executive Officer)	March 29, 2024

/s/ John Green John Green	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2024

/s/ Chris Cain Chris Cain	Director	March 29, 2024

/s/ Karen Ferrante Karen Ferrante, M.D.	Director	March 29, 2024

/s/ Peter Harwin Peter Harwin	Director	March 29, 2024

/s/ Arlene Morris Arlene Morris	Director	March 29, 2024

Signature	Title	Date

/s/ Matthew Ros Matthew Ros	Director	March 29, 2024

/s/ Todd Shegog Todd Shegog	Director	March 29, 2024

***